Exhibit 10.5

Execution Version

FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

nnsFOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is dated to be effective as of the 21st day of September, 2018 (“Effective Date”), by and between: (a) MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent (“Administrative Agent”) and as “L/C Bank” (as defined in the Credit Agreement, as defined below); (b) the undersigned lenders (collectively, the “Lenders”) which are parties to the Credit Agreement; (c) GPB PRIME HOLDINGS, LLC (“GPB Prime”) and AUTOMILE PARENT HOLDINGS, LLC (“Parent Holdings Guarantor”), each a Delaware limited liability company (collectively, the “Guarantors”); (d) AUTOMILE HOLDINGS, LLC (“Automile Holdings”), AUTOMILE TY HOLDINGS, LLC(“Automile TY”), andAMRREALESTATEHOLDINGS,LLC (“AMR RE”), each a Delaware limited liability company, and their undersigned Subsidiaries signing this Amendment as a “Borrower” (together with Automile Holdings, Automile TY, and AMR RE, collectively, the “Borrowers”), and (e) AMR AUTO HOLDINGS - SH, LLC (“AMR SH”), AMR AUTO HOLDINGS - CH, LLC (“AMR CH”), and PRIME FLIP, LLC (“Prime Flip,” and together with AMR SH and AMR CH, each a “Proposed Additional Borrower” and, collectively, the “Proposed Additional Borrowers”), each a Delaware limited liability company. The Guarantors and the Borrowers are collectively referred to in this Amendment as the “Obligors.” The Administrative Agent, the LC Bank, and the Lenders are collectively referred to in this Amendment as the “Credit Parties.” The Borrowers, the Guarantors, the Proposed Additional Borrowers, and the Credit Parties are collectively referred to as the “Parties.”

RECITALS

The Administrative Agent, LC Bank, the Lenders party thereto, and the Obligors have entered into an Amended and Restated Credit Agreement dated as of October 4, 2017, as amended pursuant to a First Amendment and Waiver dated as of December 15, 2017 (“First Amendment”), a Second Amendment dated as of May 1, 2018 (“Second Amendment”), and a Third Amendment dated as of June 29, 2018 (“Third Amendment,” and the aforesaid Amended and Restated Credit Agreement, as amended pursuant to the First Amendment, Second Amendment, and Third Amendment, collectively, the “Credit Agreement”), and the various other “Credit Documents,” as such term is defined in the Credit Agreement. All terms used in this Amendment without definition shall have the respective meanings given such terms in the Credit Agreement.

Pursuant to Section 5.08.2(b) of the Credit Agreement prior to the Second Amendment, the Obligors were required to deliver audited financial statements of GPB Prime and its Subsidiaries no later than one hundred twenty (120) calendar days after the end of the Second 2017 Audit Period (“Second 2017 Audit Period Financial Statements”). At the request of the Obligors, pursuant to the Second Amendment, the deadline for delivery of the Second 2017 Audit Period Financial Statements was extended for 60 days (“First Audit Extension”), and pursuant to the Third Amendment, the deadline was thereafter extended for an additional 60 days (“Second Audit Extension”). The Obligors have requested an additional extension of the deadline for delivery of the Second 2017 Audit Period Financial Statements until December 31, 2018 (“Third Audit Extension”).

AMR SH, AMR CH, and Prime Flip, each a wholly-owned Subsidiary of Automile Holdings, propose to enter into the Credit Agreement and Credit Documents as additional Borrowers (including as Floor Plan Borrowers and Non-[*****] Borrowers) on terms and conditions set forth with respect thereto in the Credit Agreement.

AMR SH and AMR CH, as purchasers thereunder, have entered into a certain Asset Purchase Agreement dated November 2, 2017 (as amended, “Purchase Agreement”) between Beard Motors, Inc. (d/b/a Dick Beard Chevrolet) and Beard Subaru, Inc. (d/b/a Beard Subaru) (collectively, “Seller”), with respect to the acquisition from the Seller of substantially all of the assets of the Seller with respect to the Chevrolet and Subaru brand dealerships located at 20, 25 and 58 Ridgewood Avenue, Hyannis, Massachusetts (“Beard Acquisition”). The Borrowers intend to reinvest approximately $6,200,000 ofnet proceeds from the sale of AMR Auto Holdings-SB, LLC dbaPrime Subaru dealership sale in the Beard Acquisition, and have requested that $10,000,000 - $12,000,000 of aggregate availability under the Floor Plan Facility be reallocated to finance New Vehicles and Used Vehicles for the Chevrolet and Subaru dealerships acquired in the Beard Acquisition (“New Dealership Financing”).

Prime Flip has developed a vehicle subscription ownership services business and the Borrowers have requested the reallocation to Prime Flip of $3,000,000 in availability under the Service Loaner Vehicles Allocation of the Floor Plan Facility to provide for financing for Service Loaner Vehicles to be used in Prime Flip’s vehicle subscription ownership services business (“Prime Flip Financing”).

The Borrowers utilize Federated Mutual Insurance Company (“Federated”) to provide garage liability, general liability and excess liability, and Pennsylvania Manufacturers Association Insurance Company (“PMAIC”) to provide worker’s compensation insurance. Federated and PMAIC each require a letter of credit in amount equal to the runoff of claims presented during a three-year period. As a result, the Borrowers have requested that the Letters of Credit permitted under the Credit Agreement and secured pursuant to the Security Documents be increased from a maximum amount of$2,000,000 to $3,000,000 to enable the LC Bank to implement a required increase of the stated amount of the existing Letter of Credit for the benefit of Federated from $700,000 to $1,450,000 and to provide for issuance by the LC Bank of a Letter of Credit for the benefit of PMAIC in the initial stated amount of $1,250,000 (“LC Increase”).

The Administrative Agent, LC Bank and the Required Lenders have agreed to enter into this Amendment with the Obligors and Proposed Additional Borrowers in order to amend the Credit Agreement to provide for the Third Audit Extension, to permit the Proposed Additional Borrowers to join into the Credit Documents, provide for the New Dealership Financing, the Prime Flip Financing, and the LC Increase (collectively, the “Amendment Requests”), in each case upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

AGREEMENT

Section I.       Acknowledgment And Reaffirmation Of Obligations. Each of the Obligors acknowledges and affirms that: (a) the Credit Documents are the valid and binding obligation of each of them that is a signatory thereto; (b) the Credit Documents are enforceable in accordance with all stated terms; and (c) none of them has any defenses, claims of offset, or counterclaims against the enforcement of the Credit Documents in accordance with all stated terms.

Section 2.      Amendment And Modification of Credit Agreement. The Credit Agreement is hereby amended as set forth below:

a.             Section 1.02 of the Credit Agreement is hereby amended by amending and restating the definitions of “Letters of Credit” and “Service Loaner Vehicles,” respectively, in their entirety as set forth below:

“Letters of Credit” means, collectively, (a) the standby letter of credit issued by M&T Bank as LC Bank for the account of Automile Holdings for the benefit of Federated Mutual Insurance Company having a stated face amount of $1,450,000, (b) the standby letter of credit issued by M&T Bank as LC Bank for the account of Automile Holdings for the benefit of Pennsylvania Manufacturers Association Insurance Company having a stated face amount of$1,250,000, and (c) any other letter of credit issued by an LC Bank for the account of any of the Borrowers: provided that, in any event, the aggregate face amounts ofall Letters of Credit (including Letters of Credit issued for the account of [*****] Borrowers and Non-[*****] Borrowers) issued and at any time outstanding shall not exceed Three Million Dollars ($3,000,000.00).

“Service Loaner Vehicle” means a Motor Vehicle which (a) has never been owned except by a Manufacturer, distributor or dealer, (b) has been either (i) purchased by a Floor Plan Borrower directly from the Manufacturer or (ii) swapped or purchased from another Franchise and, in each case under this clause (ii), accompanied by a Manufacturer’s statement of origin, (c) is (i) used as a service loaner vehicle, (ii) periodically subject to a rental contract with customers of a Floor Plan Borrower for loaner or rental periods ofup to thirty (30) consecutive days, or (iii) used in the vehicles subscription ownership services business conducted by Prime Flip, LLC. Service Loaner Vehicles may be registered by the applicable Floor Plan Borrower with applicable Governmental Authorities in the ordinary course of business. Service Loaner Vehicles registered to Prime Flip, LLC or used by Prime Flip, LLC in its business (described above) shall include a notation on the certificate of title of the Lien held by the Administrative Agent.

b.             To give effect to the Third Audit Extension: (a) Section 5.08.2(b) of the Credit Agreement is hereby amended to extend the deadline for delivery of the Second 2017 Audit Period Financial Statements until December 31, 2018; (b) the related internally prepared consolidating financial statements required pursuant to 5.08.2(d) of the Credit Agreement for the Fiscal Year ending December 31, 2017 shall be delivered concurrently with the delivery of the Second 2017 Audit Period Financial Statements; and (c) the time period for the delivery of the Compliance Certificate required pursuant to Section 5.08.4 of the Credit Agreement for the Fiscal Quarter ending December 31, 2017 shall be extended until December 31, 2018 to allow the Compliance Certificate to be delivered concurrently with the Second 2017 Audit Period Financial Statements.

c.             Until the delivery to the Administrative Agent and the Lenders of the audited financial statements required pursuant to Section 5.08.2 of the Credit Agreement, including an unqualified opinion thereon as set forth in Section 5.08.2, and a Compliance Certificate in connection therewith, for the Second 2017 Audit Period demonstrating full compliance with all Financial Covenants set forth in Section 6.15 of the Credit Agreement, and provided that no Default or Event of Default shall have occurred and be continuing:

i.               None of the Obligors or Proposed Additional Borrowers shall declare or make, directly or indirectly, any dividends, distributions, or other Restricted Payments, or any loans or other Investments, except for (A) dividends and distribution made directly to Automile Holdings and Automile TY Holdings by their respective Subsidiaries, (B) Tax Distributions, and (C) loans and other Investments among the Borrowers in the normal course of their businesses;

ii.              The Obligors and Proposed Additional Borrowers may accrue, but none of the Obligors or Proposed Additional Borrowers shall pay, directly or indirectly, any management fees to GPB Prime or any of its Affiliates under the Management Services Agreements or otherwise;

lll.             None of the Obligors or Proposed Additional Borrowers shall close or complete any Acquisitions or any direct or indirect acquisition ofreal property, other than (A) the Beard Acquisition on the terms and conditions set f01ih above, and (B) acquisitions of real property to be used in connection with the businesses of the Borrowers, but not part of or otherwise related to an Acquisition, provided that the purchase price for all of such acquisitions under this clause “(B)” shall not exceed $2,000,000 in aggregate amount;

iv.             No new requests for Delayed Draw Loans shall be accepted or advances made under the Delayed Draw Facility other than Delayed Draw Loans to finance not more than 50% of the existing $10,696,794 capital expenditure projects under construction for (A) construction of the Volvo dealership in Rockland, Massachusetts and (B) construction of a Subaru dealership in Hartford, Vermont, unless improvements to a dealership property are required by a Manufacturer, and, in any event, subject to all other terms and conditions applicable to the Delayed Draw Facility; and

v.              GPB Prime agrees to select and engage a new independent regionally or nationally recognized certified public accounting firm acceptable to the Administrative Agent to complete the 2017 and 2018 audited financial statements (on terms and conditions required under the Credit Agreement) if, by October 31, 2018, Crowe Horwath LLP is not moving forward to complete the Second 2017 Audit Period Financial Statements without reservation, qualification, or exception.

Section 3.        Representations And Warranties. As an inducement to the Credit Parties to enter into this Amendment and to agree to the amendments and modifications set forth herein, and to the LC Bank and the Required Lenders to grant the Amendment Requests provided herein, each of the Obligors and each of the Proposed Additional Borrowers make the following representations and warranties to the Credit Parties:

Section 3.1. Authority And Good Standing. Each of them has the power to enter into this Amendment and to perform all of its obligations hereunder. Each of the Obligors and Proposed Additional Borrowers: (a) has duly authorized the entry into and performance of this Amendment; (b) is in good standing in the jurisdiction of its organization; and (c) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

Section 3.2. Accuracy Oflnformation. All information and data submitted by or on behalf of the Obligors and/or the Proposed Additional Borrowers in connection with the Amendment Requests, this Amendment and the amendments and other transactions contemplated herein are true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 3.3. Pending Proceedings, There are no actions, suits, proceedings or investigations pending or, to the knowledge of any of the Obligors or Proposed Additional Borrowers threatened, against any Obligor or Proposed Additional Borrower or any assets of any Obligor or Proposed Additional Borrower, the adverse determination of which would be reasonably expected to have a Material Adverse Effect. No judgments have been entered against any of the Obligors or Proposed Additional Borrowers which would result in an Event ofDefault under Section 7.01.5 of the Credit Agreement.

Section 3.4. Events of Default. As of the Effective Date and upon giving effect to the Third Audit Extension, no Defaults or Events of Default exist.

Section 4.       Further Assurances. Each of the Obligors and Proposed Additional Borrowers agrees to execute and deliver to the Administrative Agent such documents as may, from time to time, be reasonably requested by the Administrative Agent in order to amend and modify the Credit Agreement and the other Credit Documents as contemplated by this Amendment.

Section 5.       Modification Fee. In consideration of the execution and delivery of this Amendment by the Lenders which are parties hereto and their agreements set forth in this Amendment, the Obligors, jointly and severally, agree to pay to the Administrative Agent for the benefit of the Lenders party hereto, on the Effective Date and contemporaneously with their execution and delivery hereof, a non-refundable fee (“Amendment Fee”) equal to 5.0 Basis Points times the aggregate amount of each such Lender’s aggregate Commitment. The Amendment Fee shall be deemed to have been fully earned by each such Lender upon its the execution and delivery of this Amendment. The Amendment Fee shall not be construed as a payment by the Obligors of any of the reimbursable expenses or other sums due to the Administrative Agent in accordance with the terms of this Amendment or the Credit Documents.

Section 6.       No Novation; No Refinance; No Impairment of Security Interest. It is the intent of each of the Parties hereto that nothing contained in this Amendment shall be deemed to effect or accomplish or otherwise constitute a novation of any of the Loans or the Credit Documents or of any of the obligations owed by any of the Obligors to the Credit Parties or to be a refinance of any of the Obligations. This Amendment shall not release, limit or impair in any way the effectiveness and priority of the security interests, mortgages, pledges, assignments, and other Liens in the Collateral granted, described, and provided in the Credit Agreement and the other Credit Documents for the benefit of the Secured Parties as security for the Obligations, all of which security interests, mortgages, pledges, assignments, and other Liens shall continue unimpaired in full force and effect and are hereby ratified and confirmed.

Section 7.       Limited Amendment and Consent. Except to the extent amended pursuant to Section 2 of this Amendment, all of the terms, covenants, conditions, and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Obligors which is a party thereto. Except to the extent of the Third Audit Extension as expressly provided in Section 2 of this Amendment, nothing herein shall constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents, and each of the Obligors hereby ratifies and confirms all of the Credit Documents to which it is a party, after giving effect to all amendments set forth in Section 2 hereof. No failure or delay by any of the Credit Parties in the exercise or enforcement of any of their rights under the Credit Agreement or any other Credit Document shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. Any such consent or waiver must be specific and in writing to be binding upon the Credit Parties and no such consent or waiver (including the Third Audit Extension provided for in this Amendment) shall constitute, unless specifically so expressed in writing by the Administrative Agent, a future consent to, or waiver of, performance or exact performance by the Obligors. No consent, amendment, or waiver shall constitute a course of dealing.

Section 8.       Enforceability. This Amendment shall inure to the benefit of and be enforceable against each of the Parties and their respective successors and assigns.

Section 9.       Reimbursement of Administrative Agent’s Expenses. The Borrower Representative agrees to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, all Credit Party Expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment, and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein.

Section 10.     Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Amendment shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the State of New York (“Governing State”). Each of the Parties irrevocably consents to the non-exclusive jurisdiction of the courts of the Governing State sitting in New York County and the United States District Court for the Southern District of New York, and any appellate court from any thereof. Each of the Parties agrees that venue shall be proper in any State court of the Governing State sitting in New York County or in any United States District Court for the Southern District of New York and waives any right to object to the maintenance of a suit in any of such state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

Section 11.     RELEASE. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT, THE LC BANK AND THE LENDERS TO ENTER INTO THIS AMENDMENT, EACH OF THE OBLIGORS AND PROPOSED ADDITIONAL BORROWERS FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT, THE LC BANK, AND THE LENDERS AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS), ARISING OUT OF A COMMISSION OR OMISSION OF THE ADMINISTRATIVE AGENT, LC BANK, OR ANY OF THE LENDERS EXISTING OR OCCURRING ON OR PRIOR TO THE EFFECTIVE DATE, WHICH ANY OF THE OBLIGORS OR PROPOSED ADDITIONAL BORROWERS, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY SUCH CLAIMS ARISING OUTOFORRELATEDIN ANYWAY TO THE OBLIGATIONS, THE CREDIT DOCUMENTS, THIS AMENDMENT OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL SUCH CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

Section 12.     Counterparts And Delivery. This Amendment may be executed and delivered in counterparts, (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment electronically or via facsimile shall be just as effective as the delivery of a manually executed counterpart of this Amendment.

Section 13.     Waiver of Jury Trial. All Parties to this Amendment waive the right to a trial by jury in any action brought to enforce or construe this Amendment or which otherwise arises out of or relates to this Amendment or the transactions contemplated herein.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

Signature Page To Fourth Amendment to Amended and Restated Credit Agreement:

IN WITNESS WHEREOF, the Parties have executed this Amendment with the specific intention of creating a document under seal to be effective as of the date first above written.

GPB PRIME:

GPB PRIME HOLDINGS, LLC,
a Delaware Limited Liability Company

By:	/s/ David Rosenberg
	Name:	David Rosenberg
	Title:	Chief Operational Officer

PARENT HOLDINGS GUARANTOR:

AUTOMILE PARENT HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ David Rosenberg
David Rosenberg.
President

Signature Page To Fourth Amendment to Amended and Restated Credit Agreement-Continued:

BORROWERS:

	AUTOMILE TY HOLDINGS, LLC.	HANOVER AUTOMOTIVE HOLDINGS, LLC,
	AMR AUTO HOLDINGS- TY, LLC,	AMR AUTO HOLDINGS - SM, LLC,
	AMR AUTO HOLDINGS - TH, LLC,	AMR AUTO HOLDINGS - VS, LLC,
	AMR AUTO HOLDINGS - TO, LLC,	AMR AUTO HOLDINGS - NC, LLC,
	AM R AUTO HOLDINGS - LN, LLC,	AMR AUTO HOLDINGS - PO, LLC,
	LUPO LLC,	AMR AUTO HOLDINGS - LH, LLC.
	AUTOMILE HOLDINGS, LLC,	AMR AUTO HOLDINGS - LC, LLC,
	AMR AUTO HOLDINGS - MW, LLC,	Each a Delaware limited liability company
AMR AUTO HOLDINGS - PA, LLC,
AMR AUTO HOLDINGS - AC, LLC,
	AMR AUTO HOLDINGS - ACII, LLC,	By:	/s/ David Rosenberg
	AMR AUTO HOLDINGS - HN, LLC,		David Rosenberg
	AMR AUTO HOLDINGS - MH, LLC,		Manager
AMR AUTO HOLDINGS - SB, LLC,
AMR AUTO HOLDINGS - HD, LLC,
AMR AUTO HOLDINGS - FA, LLC,
	AMR AUTO HOLDINGS - VH, LLC,	AMR REAL ESTATE HOLDINGS, LLC,
	AMR AUTO HOLDINGS - MM, LLC,	A Delaware limited liability company
AMR AUTO HOLDINGS - SN, LLC,
AMR AUTO HOLDINGS - BG, LLC,
	SACO AUTO HOLDINGS - FLMM, LLC,	By:	/s/ David Rosenberg
	SACO AUTO HOLDINGS - HN, LLC,		David Rosenberg,
	SACO AUTO HOLDINGS - VW, LLC,		Manager
SAWDRAN, LLC,
STARETZ, LLC,
	Each a Delaware limited liability company	PROPOSED ADDITIONAL BORROWERS:

	AMR AUTO DISTRIBUTORS INC.,	AMR AUTO HOLDINGS - SH, LLC,
	A Massachusetts corporation	AMR AUTO HOLDINGS - CH, LLC,
PRIME FLIP, LLC,
By:	/s/ David Rosenberg	a Delaware limited liability company
David Rosenberg,
	President	By:	/s/ David Rosenberg
David Rosenberg
Manager

Signature Page To Fourth Amendment to Amended and Restated Credit Agreement - Continued:

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY,
A New York Banking Corporation,
In Its Capacity As Administrative Agent

By:	/s/ John E. Brissette
John E. Brissette,
Vice President

LENDER and LC BANK:

MANUFACTURERS AND TRADERS TRUST COMPANY,
As A Lender and as LC Bank

By:	/s/ John E. Brissette
John E. Brissette,
Vice President

Signature Page To Fourth Amendment to Amended and Restated Credit Agreement- Continued:

LENDER:

SUNTRUST BANK,
As a Lender

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	[ILLEGIBLE]

Signature Page To Fourth Amendment to Amended and Restated Credit Agreement - Continued:

LENDER:

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
As a Lender

By:	/s/ Michele Nowak
Name:	Michele Nowak
Title:	Credit Director, National Accounts

Signature Pnge To Fourth Amendment to Amended und Restated Credit Agreement- Continued:

LENDER:

[*****] MOTOR CREDIT CORPORATION,
As a Lender

By:	/s/ Gerald Jules
	Name:	Gerald Jules
	Title:	National Accounts Manager

Signature Page To Fourth Amendment to Amended and Restated Credit Agreement - Continued:

LENDER:

KEYBANK NATIONAL ASSOCIATION,
As a Lender

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	[ILLEGIBLE]

Signature Page To Fourth Amendment to Amended and Restated Credit Agreement - Continued:

LENDER:

TDBANK, N.A.,
As a Lender

By:	/s/ Bruce Tuckey
	Name:	Bruce Tuckey
	Title:	SVP & Head of Credit Risk

Signature Page To Fourth Amendment to Amended and Restated Credit Agreement-Continued:

LENDER:

VW CREDIT, INC.,
As a Lender

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	[ILLEGIBLE]